Exhibit T3C

TRUST INDENTURE

BY AND BETWEEN

KINNEY DRUGS, INC., AS ISSUER

AND

HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE

DATED AS OF APRIL ___, 2008

5% Participating Promissory Notes due April 2015

TABLE OF CONTENTS

CROSS REFERENCE TABLE	a

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS	- 1 -
SECTION 1.02. OTHER DEFINITIONS	- 4 -
SECTION 1.03. INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT.	- 4 -
SECTION 1.04. RULES OF CONSTRUCTION.	- 5 -

ARTICLE 2
THE NOTES

SECTION 2.01. FORM AND DATING.	- 5 -
SECTION 2.02. EXECUTION AND AUTHENTICATION	- 5 -
SECTION 2.03. REGISTRAR AND PAYING AGENT.	- 6 -
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.	- 7 -
SECTION 2.05. LIST OF HOLDERS OF THE NOTES.	- 7 -
SECTION 2.06. TRANSFER.	- 7 -
SECTION 2.07. REPLACEMENT NOTES.	- 8 -
SECTION 2.08. OUTSTANDING NOTES.	- 9 -
SECTION 2.09. TREASURY NOTES.	- 9 -
SECTION 2.10. TEMPORARY NOTES.	- 9 -
SECTION 2.11 LEGEND; ADDITIONAL TRANSFER REQUIREMENTS.	- 9 -

ARTICLE 3
REDEMPTION

SECTION 3.01. REDEMPTION.	- 10 -

ARTICLE 4
COVENANTS

SECTION 4.01. PAYMENT OF NOTES	- 10 -
SECTION 4.02. FINANCIAL REPORTS.	- 10 -
SECTION 4.03. COMPLIANCE CERTIFICATE.	- 11 -
SECTION 4.04. FURTHER INSTRUMENTS AND ACTS.	- 11 -
SECTION 4.05. MAINTENANCE OF CORPORATE EXISTENCE; PROPERTY; ETC.	- 11 -
SECTION 4.06. STAY, EXTENSION AND USURY LAWS.	- 12 -

ARTICLE 5
CHANGE IN CONTROL

SECTION 5.01. MANDATORY REDEMPTION UPON CHANGE OF CONTROL.	- 12 -

I

ARTICLE 6
DEFAULT AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.	- 12 -
SECTION 6.02. ACCELERATION.	- 13 -
SECTION 6.03. REMEDIES NOT EXCLUSIVE.	- 14 -
SECTION 6.04. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.	- 14 -
SECTION 6.05. CONTROL BY MAJORITY.	- 14 -
SECTION 6.06. LIMITATIONS ON LEGAL ACTION.	- 14 -
SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.	- 15 -
SECTION 6.08. COLLECTION BY TRUSTEE.	- 15 -
SECTION 6.09. TRUSTEE MAY FILE PROOF OF CLAIM.	- 15 -
SECTION 6.10. PRIORITIES.	- 16 -
SECTION 6.11. UNDERTAKINGS FOR COSTS.	- 16 -
SECTION 6.12. REMEDIES SUBJECT TO PROVISIONS OF LAW.	- 16 -

ARTICLE 7
THE TRUSTEE

SECTION 7.01. OBLIGATIONS OF THE TRUSTEE.	- 17 -
SECTION 7.02. RIGHTS OF THE TRUSTEE.	- 17 -
SECTION 7.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.	- 18 -
SECTION 7.05. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.	- 19 -
SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.	- 19 -
SECTION 7.07. COMPENSATION AND INDEMNITY.	- 19 -
SECTION 7.08. RESIGNATION AND REMOVAL OF TRUSTEE.	- 20 -
SECTION 7.09. SUCESSION BY MERGER, ETC.	- 21 -
SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.	- 21 -
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.	- 22 -

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. SATISFACTION AND DISCHARGE OF INDENTURE.	- 22 -
SECTION 8.02. APPLICATION OF TRUST MONEY.	- 22 -
SECTION 8.03. REPAYMENT TO COMPANY.	- 23 -
SECTION 8.04. REINSTATEMENT.	- 23 -

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.	- 23 -
SECTION 9.02. WITH CONSENT OF THE HOLDERS.	- 24 -
SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.	- 25 -
SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.	- 25 -
SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.	- 25 -
SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.	- 26 -
SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES.	- 26 -

II

ARTICLE 10
MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT TO CONTROL.	- 26 -
SECTION 10.02. NOTICES.	- 26 -
SECTION 10.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.	- 27 -
SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.	- 27 -
SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.	- 27 -
SECTION 10.06. RECORD DATE FOR VOTE OR CONSENT OF HOLDERS OF NOTES.	- 27 -
SECTION 10.07. RULES BY THE TRUSTEE, REGISTRAR AND PAYING AGENT.	- 28 -
SECTION 10.08. LEGAL HOLIDAYS.	- 28 -
SECTION 10.09. GOVERNING LAW.	- 29 -
SECTION 10.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.	- 29 -
SECTION 10.11. NO RECOURSE AGAINST OTHERS.	- 29 -
SECTION 10.12. NO SECURITY INTEREST.	- 29 -
SECTION 10.13. SUCCESSORS.	- 29 -
SECTION 10.14. COUNTERPARTS.	- 29 -
SECTION 10.15. SEVERABILITY.	- 29 -
SECTION 10.16. TABLE CONTENTS; HEADINGS; ETC.	- 30 -
SECTION 10.17. WAIVER OF JURY TRIAL.	- 30 -
EXHIBIT "A"	i
EXHIBIT "B"	viii

III

CROSS REFERENCE TABLE
Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.10
(c)	N/A
311(a)	7.11
(b)	7.11
(c)	N/A
312(a)	2.06
(b)	10.03
(c)	10.03
313(a)	7.06
(b)	7.06
(b)(1)	N/A
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	N/A
(b)	N/A
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N/A
(d)	N/A
(e)	10.05
(f)	N/A
315(a)	N/A
(b)	7.05
(c)	N/A
(d)	N/A
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	9.02
(a)(2)	N/A
(b)	6.07
(c)	10.06
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.01
(b)	N/A
(c)	10.01

N/A means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

a

THIS TRUST INDENTURE (the "Indenture"), dated as of April ___, 2008 is by and between KINNEY DRUGS, INC., a New York corporation having a place of business at 29 East Main Street, Gouverneur, New York 13642 (the "Company"), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association being duly qualified to accept and administer the trusts created hereby, having its principal corporate trust office at 452 Fifth Avenue, New York, New York 10018 (the "Trustee"),

WITNESSETH:

WHEREAS, the Company has duly authorized and deems it necessary and desirable to enter into this Indenture to provide for the issuance of the Notes (as defined herein) in connection with the exchange of certain shares of the Company's common stock; and

WHEREAS, all acts and things necessary to constitute this Indenture a valid indenture and agreement according to its terms have been done and performed, the Company has duly authorized the execution and delivery of this Indenture, and the Company, in the exercise of the legal rights and powers vested in it, executes this Indenture and proposes to make, execute, issue and deliver the Notes hereunder; and

WHEREAS, the Trustee agrees to act as Trustee, Registrar and Paying Agent (as defined herein),

NOW, THEREFORE, in consideration of the premises, and of the giving of consideration for and acceptance of the Notes issued hereunder by the Holders (as defined herein), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS

"Affiliate" of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any executive officer or director of such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of ten percent (10%) or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

"Agent" means any Registrar, Paying Agent or co-registrar.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

"Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

            "Business Day" means any day, other than a Saturday, Sunday or any other Legal Holiday (as defined herein).

"Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

"Commission" means the Securities and Exchange Commission.

"Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

"Corporate Trust Office of the Trustee" means, for purposes of presentation or surrender of Notes for payment, registration, transfer, exchange or purchase or for service of notices or demands upon the Company, the office of the Trustee at which at any particular time its corporate trust business shall be administered (or such other address as the Trustee may designate from time to time by notice to the Holders and the Company) or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

"Debt" means all obligations of the Company for borrowed money in an aggregate principal amount of greater than Fifty Million Dollars and 00/100 ($50,000,000.00).

"Default" means, when used with respect to the Notes, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

"Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by resolution.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (c) such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

             "Holder" means the person in whose name a Note is registered on the Registrar's books.

"Indenture" means this Trust Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

"Issue Date" means the date hereof, which is the date on which the Notes are originally issued under this Indenture.

"Notes" means the 5% Participating Promissory Notes of the Company issued on the date hereof.  All Notes shall vote together as one series of Notes under this Indenture.

"Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

"Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee.

"Opinion of Counsel."  means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

"Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including capital stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

"TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date hereof; provided, however, that if the TIA is amended after the date hereof, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

"Trust Officer of the Trustee" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

"Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

"Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02.  OTHER DEFINITIONS

Term	Defined in Section

"Authentication Order"	2.02(d)
"Act of Bankruptcy"	Exhibit "A"
"Appraised Value"	Exhibit "A"
"Bankruptcy Law"	Exhibit "A"
"Change in Control"	Exhibit "A"
"Event of Default"	6.01
"Interest Payment Date"	Exhibit "A"
"Legal Holiday"	10.08
"Maturity Date"	Exhibit "A"
"Note Register"	2.03
"Paying Agent"	2.03
"Receiver"	Exhibit "A"
"Registrar"	2.03
"Regular Record Date"	Exhibit "A"

SECTION 1.03.  INCORPORATION BY REFERENCE OF THE TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

"Commission" means the Commission.

"indenture securities" means the Notes.

"indenture security holder" means a Holder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           "or" is not exclusive;

(d)           words in the singular include the plural, and words in the plural include the singular;

(e)           any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

(f)           provisions apply to successive events and transactions; and

(g)           "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE NOTES

SECTION 2.01.  FORM AND DATING.

The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit "A" hereto, the terms of which are incorporated in and made a part of this Indenture. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, agreements to which the Company is subject and/or usage. Each Note shall be dated the date of its authentication.

SECTION 2.02.  EXECUTION AND AUTHENTICATION

(a)           An Officer of the Company shall sign the Notes for the Company, by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note that has been authenticated and delivered by the Trustee.

(b)           If an Officer of the Company whose signature is on a Note no longer holds that office at the time such Note is authenticated such Note shall be valid nevertheless.

(c)           A Note shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)            The Trustee shall authenticate and make available for delivery Notes for the original issue upon receipt of a written order or orders of the Company signed by an Officer of the Company (the "Authentication Order"). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The maximum aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is One Hundred Million Dollars and 00/100 ($100,000,000.00).  The Notes shall be issued in minimum denominations of One Dollar and 00/100 ($1.00) and any whole multiples thereof.

(e)           The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(f)           The Notes shall be issuable only in registered form without coupons, rounded to the nearest whole dollar amount.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

The Company shall maintain (a) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); and (b) an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Holders and of the transfer and exchange of such Notes (the "Note Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall, at the Company's expense, notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 7.07.  The Company initially appoints the Trustee to act as (a) Registrar and Paying Agent; and (b) agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

On or prior to each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee and accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.  LIST OF HOLDERS OF THE NOTES.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least ten (10) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder of Notes.

SECTION 2.06.  TRANSFER.

(a)            Except as otherwise provided herein, the Notes may not be transferred, pledged, hypothecated, otherwise disposed of or given as collateral to any Person.

(b)           Subject to compliance with any applicable additional requirements contained in Section 2.11, when a Note is presented to a Registrar with a request to register a transfer thereof as permitted in the form of Note attached as Exhibit "A" (a "Permitted Transfer"), the Registrar shall register the Permitted Transfer as requested ; provided, however, that every Note presented or surrendered for registration of a Permitted Transfer shall be accompanied by a transfer certificate in the form included in Exhibit "B", and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of Permitted Transfers, upon surrender of any Note for registration of transfer at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any Permitted Transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.  Any sale of a Note for consideration shall not be recognized by the Trustee, unless first approved in writing by an Officer of the Company.

(c)           All Notes issued upon any Permitted Transfer shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such Permitted Transfer.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer.

(e)           Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. REPLACEMENT NOTES.

(a)           If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such bond, security or indemnity as will be required by them to save each of them harmless, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)           If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(c)           Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Notes, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d)           Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)           Except as otherwise provided by applicable law, the provisions of this Section 2.07 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.08.  OUTSTANDING NOTES.

(a)           Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to the Trustee for cancellation or surrendered for transfer and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

(b)           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

SECTION 2.09.  TREASURY NOTES.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive notes but may have variations as the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. LEGEND; ADDITIONAL TRANSFER REQUIREMENTS.

(a)           Every Note shall be subject to the restrictions on transfer and shall bear the legend set forth on the form of Notes attached as Exhibit "A" (the "Legend").  All Notes issued upon a Permitted Transfer or as replacement Notes shall be subject to the restrictions on transfer and shall bear the Legend. Whenever any Note is presented or surrendered for registration of Permitted Transfer or in exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit "B", dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(b)           As used in Section 2.11(a), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Note.

ARTICLE 3
REDEMPTION

SECTION 3.01. REDEMPTION.

The Company shall not be entitled to redeem any Notes prior to the Maturity Date.

ARTICLE 4
COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

(a)           The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or any of its Affiliates) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Accrued and unpaid interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal and interest, if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Notes compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)           Payment of the principal of and interest, if any, on the Notes shall be made at the office or agency of the Company maintained for that purpose in Gouverneur, New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register; provided further that a Holder with an aggregate principal amount in excess of One Hundred Thousand Dollars and 00/100 ($100,000.00) will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least ten (10) Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

SECTION 4.02.  FINANCIAL REPORTS.

(a)           So long as any Notes are outstanding, the Company shall furnish to the Trustee all (i) internal quarterly unaudited financial information within sixty (60) days after the close of each fiscal quarter; and (ii) internal annual audited financial information within one hundred twenty (120) days after the close of each fiscal year, including, with respect to the annual information only, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the Company's annual financial statements by the Company's certified independent accountants.

(b)               Delivery of such reports, information, and documents to the Trustee pursuant to the provisions of this Section 4.02 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.03.  COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2008), an Officer's Certificate as to the signer's knowledge after due inquiry of the Company's compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officer's Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 4.04.  FURTHER INSTRUMENTS AND ACTS.

The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05.  MAINTENANCE OF CORPORATE EXISTENCE; PROPERTY; ETC.

(a)           The Company shall preserve its corporate or other legal existence and all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and be qualified to do business in each jurisdiction where its ownership of Property or the conduct of its business requires such qualifications; provided, however, that nothing herein contained shall be construed to obligate it to retain or preserve any of its rights or licenses, no longer used or, in the judgment of the Board of Directors, useful in the conduct of its business.

(b)           The Company shall do all things reasonably necessary to conduct its affairs and carry on its business and operations in such manner as to comply with any and all applicable laws of the United States and the several states thereof and duly observe and conform to all valid orders, regulations or requirements of any governmental authority relative to the conduct of its business; provided, nevertheless, that nothing herein contained shall require it to comply with, observe and conform to any such law, order, regulation or requirement of any governmental authority so long as the validity thereof or the applicability thereof to it shall be contested in good faith.

(c)           The Company shall promptly pay when due all lawful taxes, governmental charges and assessments at any time levied or assessed upon or against it; provided, however, that it shall have the right to contest in good faith any such taxes, charges or assessments or the collection of any such sums and pending such contest may delay or defer payment thereof.

(d)           The Company shall promptly pay or otherwise satisfy and discharge all of its Debt and all demands and claims against it as and when the same become due and payable, other than any thereof (exclusive of the Notes issued hereunder) whose validity, amount or collectibility is being contested in good faith.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5
CHANGE IN CONTROL

SECTION 5.01.  MANDATORY REDEMPTION UPON CHANGE OF CONTROL.

Notwithstanding Section 3.01 above, upon the occurrence of a Change in Control, the Company shall redeem the Notes at the time and in the manner set forth on form of Notes attached hereto as Exhibit "A".

ARTICLE 6
DEFAULT AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

(a)           The following events shall constitute "Events of Default":

(i)           a default in the payment by the Company of accrued and unpaid interest on the Notes, which has continued for thirty (30) days;

(ii)          a default by the Company in the payment of principal of the Notes when due and payable;

(iii)         a default by the Company in the performance or breach of any other covenant or warranty contained in the Notes or this Indenture, continuing for sixty (60) days after written notice provided to the Company by the Trustee or by the Holders of twenty-five percent (25%) or more of the aggregate principal amount of all outstanding Notes;

(iv)         a default under any Debt by the Company that results in acceleration of maturity of such Debt, or failure to pay any such Debt at maturity;

(v)          the occurrence of an Act of Bankruptcy.

SECTION 6.02.  ACCELERATION.

(a)           If an Event of Default (other than an Event of Default due to the occurrence of an Act of Bankruptcy) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least twenty five (25%) in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Notes to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If there are any amounts outstanding under any instruments constituting Debt, such amounts described in the immediately preceding sentence shall become due and payable upon the first to occur of an acceleration under any instruments constituting Debt or five (5) Business Days after receipt by the Company of notice of the acceleration of the Notes, unless all Events of Default specified in such notice of acceleration have been cured or waived.

(b)           If an Event of Default occurs due to an Act of Bankruptcy by the Company, and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Notes.

(c)           At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i)           the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Notes are payable:

(A)           all overdue installments of interest on all outstanding Notes,

(B)           the principal of any outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in the Notes,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in the Notes, and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(ii)           all Events of Default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any) or interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

SECTION 6.03.  REMEDIES NOT EXCLUSIVE.

(a)            If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

SECTION 6.04.  WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, or any accrued but unpaid interest, if any, on any Note, or any Default or Event of Default in respect of any provision of this Indenture or the Notes which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each Note affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

SECTION 6.05.  CONTROL BY MAJORITY.

If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding shall have the right, at any time, by an instrument in writing executed and delivered to the Trustee and accompanied by indemnity satisfactory to the Trustee, to direct the method and place of conducting any proceeding to be taken in connection with the enforcement of the terms and conditions hereof or for the appointment of a receiver or any other proceedings hereunder, provided that such direction is not in conflict with any applicable law or the provisions hereof, and is not unduly prejudicial to the interest of any Holders not joining in such direction, and provided further, that the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve it in personal liability, and provided further that nothing in this Section shall impair the right of the Trustee in its discretion to take any other action hereunder which it may deem proper and which is not inconsistent with such direction by the Holders.

SECTION 6.06.  LIMITATIONS ON LEGAL ACTION.

(a)           A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least twenty five percent (25%) in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)           the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

(v)           no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

(b)           No Holder shall have any right under any provision of this Indenture or the Notes to affect, disturb, or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding anything contained herein to the contrary, the right of any Holder to receive payment of the principal and interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  COLLECTION BY TRUSTEE.

If an Event of Default described in clauses (i) or (ii) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount owing with respect to the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOF OF CLAIM.

 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

(a)           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i)           First, to the Trustee for amounts due under Section 7.07;

(ii)           Second, to Holders for amounts due and unpaid on the Notes for the principal and interest, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders' Notes; and

(iii)           Third, the balance, if any, to the Company.

(b)           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKINGS FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than twenty five percent (25%) in aggregate principal amount of the Notes then outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12.  REMEDIES SUBJECT TO PROVISIONS OF LAW.

All rights, remedies and powers provided by this Article 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article 6 are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this instrument or the provisions hereof invalid or unenforceable under the provisions of any applicable law.

ARTICLE 7
THE TRUSTEE

SECTION 7.01.  OBLIGATIONS OF THE TRUSTEE.

The duties and responsibilities of the Trustee shall be as provided by the TIA. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and Section 7.02. The Trustee shall not be liable for interest on any money or asset received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF THE TRUSTEE.

Subject to Section 7.01:

(a)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to Section 10.04(b).  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

(c)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and duties under this Indenture. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company's own funds.

(h)           The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default or Event of Default.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent and Registrar, and to each agent, custodian and other Person employed to act hereunder.

(j)           The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)           The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Holders of a majority in principal amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

SECTION 7.03.  INDIVIDUAL RIGHTS OF THE TRUSTEE.

Subject to Sections 7.10 and 7.11 below, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company's use of the proceeds from the Notes and it shall not be responsible for any statement in the Notes or the recitals thereto or hereto other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Note notice of all uncured Defaults or Events of Default known to it within ninety (90) days after it occurs, unless such Default or Event of Default shall have been cured or waived. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Notes, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note when due or in the payment of any redemption or purchase obligation. This Section 7.05 is in lieu of Section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

(a)           If a report is required by TIA Section 313, within sixty (60) days after each May 15th, beginning with the May 15th following the date of this Indenture, the Trustee shall mail to each Holder of Notes a brief report dated as of such May 15th that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c). In the event that no events have occurred under the applicable sections of the TIA, the Trustee shall be under no duty or obligation to provide such reports.

(b)           A copy of each report at the time of its mailing to Holders of Notes shall be mailed to the Company and, to the extent required by the TIA, filed with the Commission. The Company shall notify the Trustee whenever the Notes become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Notes are listed or admitted to trading and of any delisting thereof.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

(a)           The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(b)           Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, including fees on collection and enforcement, in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and its agents), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

(b)           The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 7.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, claim, damage, liability or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee (including reasonable legal fees and expenses) and its counsel in defending  itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Notwithstanding anything contained herein to the contrary, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)           The Company shall have no obligation to reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it determined to have been caused by its own gross negligence or willful misconduct.

(d)           The Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e)           When the Trustee incurs expenses or renders services after an Event of Default due to an Act of Bankruptcy, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08.  RESIGNATION AND REMOVAL OF TRUSTEE.

(a)           The Trustee may resign on its motion or may be removed at any time by an instrument or instruments in writing signed by the Holders of not less than a majority of the aggregate principal amount of Notes then outstanding.  The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a successor Trustee in accordance with this Section 7.08.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective unless and until a successor Trustee shall have delivered the written acceptance of its appointment, as described below.

(c)           If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of ten percent (10%) in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a temporary successor Trustee at the expense of the Company.

(d)           If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide holder of a Note for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           Every successor Trustee howsoever appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Company an instrument in writing, accepting such appointment hereunder, and thereupon such successor Trustee, without further action, shall become fully vested with all the rights, immunities, powers, trusts, duties and obligations of its predecessor, and such predecessor shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of such predecessor.  The predecessor Trustee shall execute any and all documents necessary or appropriate to convey all interest it may have to the successor Trustee.  The predecessor Trustee shall promptly deliver all material records relating to the trust or copies thereof and, on request, communicate all material information it may have obtained concerning the trust to the successor Trustee.

(f)           Each successor Trustee, not later than ten (10) days after its assumption of the duties hereunder, shall mail a notice of such assumption to each Holder.

(g)           A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(h)           Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCESSION BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 7.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

The Trustee shall satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least Fifty Million Dollars and 00/100 ($50,000,000.00) as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 7. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent provided therein.

ARTICLE 8
SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

(a)           This Indenture shall cease to be of further force and effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(i)           all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08; and (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.03) have been delivered to the Trustee for cancellation; or

(ii)           all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at the Maturity Date or otherwise; provided that

(A)           the Company has deposited with the Trustee, or a Paying Agent (other than the Company or any of its Affiliates) immediately available funds in trust, for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit;

(B)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(C)           the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (A) of Section 8.01(a)(ii), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 4.01 and this Article 8, shall survive until the Notes have been paid in full.

SECTION 8.02.  APPLICATION OF TRUST MONEY.

  Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of and interest on the Notes.

SECTION 8.03.  REPAYMENT TO COMPANY.

(a)           The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 8.01; and (ii) held by them at any time.

(b)           The Trustee and each Paying Agent shall, subject to applicable laws relating to the abandonment of property, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two (2) years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.04.  REINSTATEMENT.

  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

(a)           Without the consent of any Holders of the Notes, the Company, when authorized by or pursuant to a resolution of the Board of Directors, and the Trustee, may enter into an indenture or indentures supplemental hereto for any of the following purposes:

(i)           to cure any ambiguity, defect or omission herein;

(ii)          to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder and which shall not materially and adversely affect the interests of the Holders;

(iii)         to provide for un-certificated Notes in addition to or in place of certificated Notes;

(iv)         to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(v)          to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(vi)         to provide for rights of Holders of the Notes upon any reclassification or change of the Company's common stock;

(vii)        to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate satisfaction and discharge of the Notes under this Indenture, provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(viii)       to make any other change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder; provided that the Company provides the Trustee an opinion of the external counsel of the Company stating that such change does not materially adversely affect the rights of any Holder of the Notes.

(b)           The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.  The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

(a)           The Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and affected by such amendment or supplement (voting together as a single class). However, subject to Section 9.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(i)           change the stated maturity of the principal of, or any installment of principal of, or interest on, the Notes;

(ii)          reduce the principal amount of or the rate of interest on the Notes;

(iii)         change the place of payment, or the coin or currency, for payment of principal of, or interest on, the Notes;

(iv)         impair the right to institute suit for the enforcement of any payment on or with respect to Notes;

(v)          reduce the above stated percentage in principal amount of outstanding Notes necessary to modify or amend this Indenture, to waive compliance with specified provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in this Indenture; or

(vi)         modify any of the provisions of this Section 9.02 or Sections 6.02, 6.04, 6.05 or 7.08(a) of this Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of this Indenture may not be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

(b)           Without limiting the foregoing Section 9.02(a), the Holders of a majority in principal amount of the Notes then outstanding may, on behalf of all the Holders of all Notes (i) waive compliance by the Company with the restrictive provisions of this Indenture; and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount or accrued and unpaid interest, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(c)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

   Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as in effect at the date of such amendment or supplement.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)           After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Note.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note reflecting the changed terms.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 7.01, shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

SECTION 9.07.  EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT TO CONTROL.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 10.02.  NOTICES.

 Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company:

Kinney Drugs, Inc.
                29 East Main Street
Gouverneur, New York 13642
Attention: Chief Financial Officer

or if to the Trustee:

HSBC Bank USA, National Association
10 East 40th Street, 14th Floor
New York, New York 10016

SECTION 10.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (except with respect to the initial issuance of the Notes), the Company shall furnish to the Trustee, at the request of the Trustee:

(a)           an Officer's Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 10.06.  RECORD DATE FOR VOTE OR CONSENT OF HOLDERS OF NOTES.

(a)            The Company (or, in the event deposits have been made pursuant to Section 8.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 9.04, if a record date is fixed, those persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

(b)           A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least twenty five percent (25%) in principal amount of the outstanding Notes, in any such case upon written notice given as provided in this Indenture. Except for any consent that must be given by the Holder of each Note affected by specified modifications and amendments of this Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Indenture will be binding on all Holders of such Notes, whether or not present or represented at the meeting. The quorum at any meeting of Holders of the Notes called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of such outstanding Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing such specified percentage in principal amount of such outstanding Notes will constitute a quorum.

(c)           Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of the Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

(i)           there shall be no minimum quorum requirement for such meeting; and

(ii)           the principal amount of such outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

SECTION 10.07.  RULES BY THE TRUSTEE, REGISTRAR AND PAYING AGENT.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 10.08.  LEGAL HOLIDAYS.

A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in City of New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

SECTION 10.09.  GOVERNING LAW.

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11.  NO RECOURSE AGAINST OTHERS.

No director, officer, employee or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 10.12.  NO SECURITY INTEREST.

Nothing in this Indenture or in the Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

SECTION 10.13.  SUCCESSORS.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14.  COUNTERPARTS.

This Indenture may be executed in any number of counterparts with the same effect as if all the parties had signed the same document.  All counterparts taken together shall constitute one and the same document.

SECTION 10.15.  SEVERABILITY.

Any provision of this Indenture or the Notes which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Indenture or the Notes, which shall be deemed severable from the prohibited or unenforceable provisions, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

SECTION 10.16.  TABLE OF CONTENTS; HEADINGS; ETC.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, shall not be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.17.  WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

KINNEY DRUGS, INC.

By:           ____________________________________
Craig C. Painter, Chief Executive Officer

HSBC BANK USA, NATIONAL ASSOCIATION

By:           ____________________________________
Name: _______________________________
Title:   _______________________________

EXHIBIT "A"
FORM OF INITIAL NOTE

No.:
Issue Date: , 2008
Principal Amount: $ Number of Shares Exchanged: ________________

KINNEY DRUGS, INC.
5% PARTICIPATING PROMISSORY NOTES DUE 2015

Kinney Drugs, Inc., a New York corporation (the "Company"), promises to pay to the order of ____________________________________, or registered assigns, the principal amount of _________ ($________), or such greater amount as may be payable pursuant to the terms of this Note, on April, ___ 2015 (the "Maturity Date").

This Note shall bear interest at the rate of five percent (5%) per year.

Additional provisions of this Note are set forth herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KINNEY DRUGS, INC.

By: __________________________________
      Name: _____________________________
      Title: ______________________________

Dated: April     , 2008

Certificate of Authentication:

HSBC Bank USA, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By: _________________________________
\     Authorized Signatory

i

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

KINNEY DRUGS, INC.
5% PARTICIPATING PROMISSORY NOTES DUE 2015

This Note was issued in connection with the exchange by the Holder with the Company of the number of shares of Kinney Drugs, Inc. Class A Common Stock $2.50 par value set forth on the initial page of this Note (the "Shares") pursuant to the terms of a Joint Exchange Offer dated March 17, 2008 of the Company and the Kinney Drugs, Inc. Employee Stock Ownership and 401(k) Plan (the "Exchange Offer"); and

This Note is one of a duly authorized issue of Company's 5% Participating Promissory Notes described in the Exchange Offer (collectively, the "Notes"), all issued or to be issued under and pursuant to a trust indenture (the "Indenture"), dated as of April ___, 2008 by and between the Company and HSBC Bank USA, National Association, as trustee (the "Trustee").  Reference is hereby made to the Indenture, and all modifications, amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered.  Capitalized terms not otherwise defined in this Note shall have the meanings assigned to such terms in the Indenture.

1.           Interest.  This Note shall bear interest at the rate of five percent (5%) per annum from the date hereof or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable quarterly in arrears on   July 17, October 17, January 17 and April 17 of each year (each, an "Interest Payment Date"), commencing on the next Interest Payment Date after the date hereof, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including the date hereof, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest will cease to accrue on a Note upon its maturity. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.           Method of Payment.

(a)           Except as provided in the Indenture, the Company shall pay to the Person who  is the Holder of record of this Note, at the close of business (whether or not a Business Day) on April 17, 2012, a principal payment equal to the greater of (i) one half the original principal amount of this Note; or (ii) an amount representing eighty percent (80%) of the Appraised Value of one half of the number of shares of the Company's Common Stock exchanged with the Company for this Note.

(b)           Except as provided in the Indenture, the Company shall pay to the Person who is the Holder of record of this Note, at the close of business (whether or not a Business Day) on April 17, 2015, a principal payment equal to the greater of (i) one-half the original principal amount of this Note; or (ii) an amount representing eighty percent (80%) of the Appraised Value of one half of the number of shares of the Company's Common Stock exchanged with the Company for this Note.  The number of shares so exchanged are noted on the first page of this Note. Holders must surrender Notes to the Paying Agent and comply with the other terms of the Indenture to collect the principal amount, plus, if applicable, accrued and unpaid interest payable as herein provided at the Maturity Date.

(c)           Except as provided in the Indenture, the Company shall pay interest on the this Note to the Person who is the Holder of record of this Note at the close of business (whether or not a Business Day) on the July 17, October 17, January 17 and April 17 immediately preceding the applicable Interest Payment Date (each, a "Regular Record Date").

(d)           The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder's registered address.

3.           Paying Agent and Registrar. The Trustee shall act as Paying Agent and Registrar.

4.           Indenture.  The terms of the Notes include those terms and conditions stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Notwithstanding anything to the contrary herein contained, the Notes are subject to all such terms and conditions, and Holders are referred to the Indenture and the Act for a statement of such terms and conditions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.           Ranking. The Notes are general unsecured obligations of the Company.

6.           Redemption.  Except as otherwise specifically set forth herein, the Company shall not have the right to redeem any Notes prior to the Maturity Date.

7.           Persons Deemed Owners. The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Company or the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary, except as required by law.

8.           Modification; Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of all outstanding Notes affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the

Indenture permit the Holders of a majority in the aggregate principal amount of the outstanding Notes, in certain instances, to waive, on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.           Transfer; Exchange. The Notes are in registered form without coupons. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.           Permitted Transfers.  This Note is non-negotiable and is not registered under the Securities Act of 1933.  The Holder may not pledge, encumber or place a lien on this Note, and any such pledge, encumbrance or lien shall be null and void and without legal effect.  Notwithstanding the foregoing, this Note may be transferred without consideration to the Holder's spouse, children or grandchildren; a trust established by Holder for Holder's benefit or the benefit of Holder's spouse and/or children and/or grandchildren; a charitable trust that Holder has established; or a charitable organization qualifying for tax exempt status under Section 501(c)(3) of the Internal Revenue Code.  No other transfer of this Note will be allowed or recognized.

11.           Defaults and Remedies.

(a)           An Event of Default includes (i) a default in the payment by the Company of accrued and unpaid interest on the Notes, which has continued for thirty (30) days; (ii) a default by the Company in the payment of principal of the Notes when due and payable; (iii) a default by the Company in the performance or breach of any other covenant or warranty contained in the Notes or the Indenture, continuing for sixty (60) days after written notice provided to the Company by the Trustee or by the Holders of twenty-five percent (25%) or more of the aggregate principal amount of all outstanding Notes; (iv) a default under any Debt by the Company that results in acceleration of maturity of such Debt, or failure to pay any such Debt at maturity; or (v) the occurrence of an Act of Bankruptcy.

(b)           If an Event of Default shall occur and be continuing beyond any applicable cure period there may be declared due and payable the principal amount (together with accrued and unpaid interest) on the Notes in the manner and with the effect provided in the Indenture.

12.           Redemption Upon a Change in Control.  Within sixty (60) days of a Change in Control of the Company, the Company will pay all accrued but unpaid interest due under the Note plus the principal amount of this Note equal to the greater of (a) the portion of the principal remaining unpaid or (b) (i) an amount representing eighty percent (80%) of the Appraised Value of the shares of the Company's Common Stock exchanged with the Company for this Note if such Change in Control occurs prior to the payment of the first scheduled principal payment, or (ii) an amount representing eighty percent (80%) of the Appraised Value of one-half of the shares of the Company's Common Stock exchanged with the Company for this Note if such Change in Control occurs subsequent to the payment of the first scheduled principal payment.  For purposes of a Change in Control, the Appraised Value of the shares of the Company's Common Stock will be based on the latest appraisal conducted by the firm retained by the Kinney Drugs, Inc. Employee Stock Ownership/401(k) Plan prior to the occurrence of a Change in Control..

13.           Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Neither the Trustee nor any Holder of the Notes will have any voting rights in respect of the Company's Common Stock.

14.           Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the first page of this Note.

15.           Certain Definitions.

(a)           For purposes of this Note, the "Appraised Value" shall mean the latest value assigned to the Company's Common Stock (or if such shares are no longer authorized, the successor class of stock designated by the Company) by the firm retained by the Kinney Drugs, Inc. Employee Stock Ownership and 401(k) Plan for purpose of making periodic valuations of the Common Stock for such Plan, equitably adjusted for stock splits, stock dividends and the issuance and redemptions of shares of the Company's Common Stock following the date of this Note.

(b)           For purposes of this Note, the term "Act of Bankruptcy" shall mean:

(i)           the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A)           commences a voluntary case or proceeding as a debtor;

(B)           consents to the entry of an order of relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)           consents to the appointment of a Receiver (as defined below) of the Company or for all or substantially all of the property of the Company;

(D)           makes a general assignment for the benefit of its creditors;

(E)           files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)           consents to the filing of such petition;

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains unstayed or in effect for sixty (60) consecutive days, that:

(A)           grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B)           appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)           orders the winding up or liquidation of the Company;

(iii)           for purposes of this definition only:

v

(A)           the term "Bankruptcy Law" shall mean Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

(B)           the term "Receiver" shall mean any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(c)           For purposes of this Note, the term "Change in Control" shall mean:

(i)           the acquisition by any "individual", "entity" or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of  fifty percent (50%) or more of either (A) the then outstanding shares of common stock of the Company; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

(ii)           the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets;  provided, however, that a transaction pursuant to which the holders of  fifty percent (50%) or more of the total voting power of all shares of the common stock of the Company entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, fifty percent (50%) or more of the total voting power of all shares of common stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction shall not be a Change in Control.

(d)          For purposes of this Note, the term "Common Stock" shall mean the Company's Class A Common Stock, par value $2.50 per share.

(e)           For purposes of this Note, the term "Debt" shall mean all obligations of the Company for borrowed money in an aggregate amount of greater than Fifty Million and 00/100 Dollars ($50,000,000.00).

16.           Calculations. Except as otherwise specifically stated herein or in the Indenture, all calculations to be made with respect to the Notes shall be the obligation of the Company. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be made in good faith and, absent manifest error, shall be final and binding on the Company and the Holders. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Notes upon request within twenty (20) Business Days of the effective date of any adjustment.

17.           No Recourse against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee, shall not have any liability for any obligations of the Company, or the Trustee, under the Notes, the Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.           Governing Law. The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

19.           Legend.  THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

EXHIBIT "B"
FORM OF CERTIFICATE OF TRANSFER

Kinney Drugs, Inc.
29 East Main Street
Gouverneur, New York 13642

RE: 5% Participating Note due 2015

Reference is hereby made to that certain Trust Indenture dated as of April ___, 2008 (the "Indenture") by and between Kinney Drugs, Inc. (the "Company") and HSBC Bank USA, National Association (the "Trustee").  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

___________________ (the "Transferor") owns and proposes to transfer the Note(s) annexed hereto, with a face value at maturity of $________________ (the "Transfer"), to __________________ (the "Tranferee").  In connection with the Transfer, the undersigned Transferor hereby certifies that the Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Notes and pursuant to and in accordance with the Securities Act of 1933, as amended and any applicable securities law of any state of the United States, and accordingly the Transferor further certifies that (check one):

☐           such Transfer is being effected to the Transferor's spouse, children and/or grandchildren; or

☐           such Transfer is being effected to a trust created for the benefit of the Transferor's spouse, children and/or grandchildren; or

☐           such Transfer is being effected to a charitable trust created by the Transferor; or

☐           such Transfer is being effected to a charitable organization qualifying for tax exempt status under section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

__________________________________________
[Insert name of Transferor]

*  Signature guaranteed by:

By:___________________________

*           The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.